Exhibit 99.1

Press Release

Available for Immediate Publication: May 22, 2014

FNB Bancorp to acquire Valley Community Bank

Source:FNB Bancorp (CA) (QTCQB:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

FNB Bancorp Contacts:	Valley Community Bank Contact:
Tom McGraw, Chief Executive Officer (650) 875-4864	Richard P. Loupe, Chief Executive Officer
Dave Curtis, Chief Financial Officer (650) 875-4862	(925) 621-7200

FNB Bancorp (OTCQB:FNBG), parent company of First National Bank of Northern California (the “Bank”), and Valley Community Bank (OTCBB:VCBC), today jointly announced their signing of an Agreement and Plan of Reorganization and Merger whereby FNB Bancorp will acquire Pleasanton, California-based Valley Community Bank (“VCB”). Under the terms of the agreement, VCB shareholders will receive 0.1135 shares of FNB Bancorp common stock in return for each share of VCB common stock outstanding and VCB will merge with and into the Bank which will continue operations as “First National Bank of Northern California.” VCB option holders will receive cash, net of applicable taxes withheld, for the value of any unexercised in-the-money stock options, as determined prior to the closing.

The number of shares of FNB Bancorp common stock to be issued to VCB shareholders is based on the fixed exchange ratio of 0.1135 which will not adjust for any subsequent change in the price of the common stock of FNB Bancorp or VCB. Thus, the value of the merger consideration will change based on fluctuations in FNB Bancorp’s stock price. Based upon FNB Bancorp’s closing price of $29.25 as of May 20, 2014, the transaction is currently valued at approximately $3.32 per share, or $6.2 million in the aggregate. FNB will issue 213,254 shares of its common stock with no cash (except for cash paid in lieu of any fractional shares) as consideration for all VCB common shares outstanding.

The transaction is expected to qualify as a tax-free exchange for the shareholders of VCB who receive FNB Bancorp common stock.

Concurrently with the signing of the merger agreement, FNB Bancorp and the Bank entered into purchase agreements with the investors holding all of the 5,775 shares of outstanding VCB preferred stock, committing to purchase all of the preferred shares for cash in the amount of $750 per share, subject to and effective with the closing of the merger of VCB with and into the Bank.

The merger agreement has been unanimously approved by the board of directors of VCB and the boards of directors of FNB Bancorp and the Bank, and each person on the VCB board of directors has signed an agreement to vote all of his or her shares of VCB common stock in favor of the proposed transactions. Consummation of the merger and related transactions remains subject to the receipt of all required regulatory approvals, the approval of VCB shareholders and the satisfaction of other customary closing conditions. The closing is expected to occur during the third quarter of 2014. FNB Bancorp expects the transactions to be immediately accretive to both book value per share and earnings per share.

Valley Community Bank was established in Pleasanton in 1998 and provides banking services to professionals, local businesses and other customers in the Tri-Valley and San Jose areas from its full-service offices in Pleasanton, Livermore and San Jose. At March 31, 2014, VCB had gross loans of $85 million, total assets of $139 million and total deposits of $120 million.

FNB Bancorp, through its wholly owned subsidiary, First National Bank of Northern California, offers a full range of commercial banking and consumer products and services through twelve branch locations in the counties of San Francisco, San Mateo and Santa Clara. At March 31, 2014, the Bank had $577 million in gross loans, $901 million in total assets and $774 million in total deposits.

Tom McGraw, Chief Executive Officer of FNB Bancorp and the Bank stated: “As we celebrate our 51st year of meeting the banking needs of our customers, we are excited to welcome the talents, resources, and customers of Valley Community Bank. Valley Community Bank and First National Bank of Northern California both understand the vital importance of customer focused community banking. The convergence of quality products and services, giving back to our communities in time and financial support and employing people with a passion for service are the cornerstones of both our organizations. Together, we will be that much stronger. This merger complements our recent expansion efforts into Sunnyvale, and establishes our presence in the East Bay, allowing us to better serve our existing customers and providing us access to areas where we have not previously had a physical presence.”

Richard Loupe, President and Chief Executive Officer of Valley Community Bank, stated: “We are very pleased to have the opportunity to join with First National Bank of Northern California. We believe the combination provides strong value for our shareholders who can benefit as First National Bank of Northern California shareholders going forward. The combination allows First National Bank of Northern California, a fifty year old community bank in the Bay Area, to expand into San Jose and the East Bay, where Valley Community Bank holds a dominant market share among local community banks in the Tri-Valley. It also is beneficial in that First National Bank of Northern California and Valley Community Bank hold the same philosophy of valuing long term relationships with local businesses and professionals. The combination also offers our customers a wider and more convenient branch network.”

FNB Bancorp and First National Bank of Northern California were advised in this transaction by Western Financial Corporation, as financial advisor, and Dodd Mason George LLP, as legal counsel. Valley Community Bank was advised by Monroe Financial Partners, Inc., as financial advisor, and Bryan Cave LLP, as legal counsel.

Additional Information About the Acquisition and Where to Find It:

FNB Bancorp is subject to the annual, quarterly and other periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Act”), and a copy of the Agreement and Plan of Reorganization and Merger will be filed with the Securities and Exchange Commission (the “SEC”) on a Form 8-K Current Report. For additional information about the proposed acquisition, reference should be made to that Form 8-K Current Report and the text of the Agreement and Plan of Reorganization and Merger, as well as other information regarding FNB Bancorp, its business and the status of the proposed merger, as reported by FNB Bancorp from time to time in other filings with the SEC. Valley Community Bank is not subject to the reporting requirements of the Act.

Investors are urged to read the Form 8-K Current Report mentioned above and all exhibits thereto and any other relevant documents filed by FNB Bancorp with the SEC from time to time in connection with the proposed merger because they contain important information about the transaction. Investors, shareholders and others may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Valley Community Bank files reports with the Federal Deposit Insurance Corporation and investors, shareholders and others may obtain free copies of such reports through the website maintained by the FDIC at www.fdic.gov or by directing a request to Valley Community Bank at the address provided below.

In connection with the proposed transaction, FNB Bancorp intends to file an application with the Commissioner of the California Department of Business Oversight (“DBO”) for a permit to exchange shares of its common stock for shares of VCB common stock under the California Corporate Securities Law of 1968. FNB Bancorp contemplates that all shares exchanged for VCB shares will, upon issuance of such permit, be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) of the Act. Such a permit will be based in part on a proxy statement/prospectus to be provided to the shareholders of VCB in order to solicit their votes in favor of the proposed acquisition and related matters. In addition, FNB Bancorp may file other relevant documents concerning the proposed acquisition with the Commissioner. Information regarding the permit application process may be obtained through the website maintained by the DBO at www.dbo.ca.gov. Investors and shareholders are urged to read the proxy statement/prospectus regarding the transaction, when it becomes available, along with any other relevant documents filed with the Commissioner because they will contain important information to an understanding of the proposed acquisition. Investors and shareholders will be able to obtain copies of these documents, free of charge, as they become available, from VCB by accessing VCB’s website at www.vcb-ca.com or from FNB Bancorp by accessing the FNB Bancorp website at www.fnbnorcal.com. Information on the FNB Bancorp website is not, and shall not be deemed to be, a part of this release or incorporated into filings that FNB Bancorp makes with the SEC. Free copies of the proxy statement/prospectus, when available, may also be obtained by directing a request by telephone or mail to FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080, Attention Investor Relations (telephone (650) 588-6800), or to Valley Community Bank, 5000 Pleasanton Avenue, Suite 210, Pleasanton, California 94566, Attention President (telephone (925) 621-7200).

Participants in the Transaction:

FNB Bancorp, First National Bank of Northern California and Valley Community Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of VCB in connection with the proposed acquisition. Information about the directors and executive officers of FNB Bancorp and First National Bank of Northern California is set forth in the proxy statement for FNB Bancorp’s 2014 annual meeting of shareholders filed with the Securities and Exchange Commission on April 21, 2014. Information about the directors and executive officers of Valley Community Bank is set forth in the proxy statement for Valley Community Bank’s 2013 annual meeting of shareholders, mailed to shareholders on May 17, 2013. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus for the proposed acquisition when it becomes available.

Forward-Looking Statements. This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) water shortages in the State of California; and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information and risk factors contained in the periodic reports filed with the SEC by FNB Bancorp, should be carefully considered when evaluating its business prospects. In addition to the risk factors previously disclosed in reports filed with the SEC by FNB Bancorp, there are additional risks and uncertainties associated with the proposed acquisition which include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Valley Community Bank’s operations with those of the First National Bank of Northern California will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger due to the failure of Valley Community Bank’s shareholders to approve the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results; dilution caused by the issuance of additional shares of FNB Bancorp common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.